                       AMENDMENT 1 TO DAVID S. KABAKOFF, PH.D./
                             CORVAS CONSULTING AGREEMENT


THIS AMENDMENT 1 to the David S. Kabakoff, Ph.D./Corvas Consulting Agreement (the "1996 Agreement) is made effective as of February 20, 1997 (the "Effective Date") by and between CORVAS INTERNATIONAL, INC., a Delaware corporation having its principal place of business at 3030 Science Park Road, San Diego, California 92121 ("CORVAS"), and Dr. David S. Kabakoff ("CONSULTANT"), 16947 Circa del Sur, Rancho Santa Fe, CA 92067, with regard to the following:

    A. CORVAS and CONSULTANT entered into that 1996 Agreement effective as of May 1, 1996;

    B. As of February 19, 1997, CONSULTANT resigned as a member of the Board of Directors of CORVAS;

    C. CORVAS and CONSULTANT desire to continue the 1996 Agreement amended as follows:

    Paragraph 11 shall be replaced in its entirety with the following"

"11. The term of this Agreement shall be until December 31, 1998. This Agreement may be terminated prior to expiration of its term by mutual written consent, or may be terminated by the Company at any time for cause. CONSULTANT may terminate this Agreement upon thirty (30) days written notice delivered to CORVAS, provided that CONSULTANT shall be bound by all duties hereunder which survive termination including the duty of confidentiality. Renewals of this Agreement must be negotiated in writing during the term of this Agreement and shall be conducted by mutual agreement. The CONSULTANT agrees on behalf of himself and any other person or persons claiming any benefit under him, that this Agreement and the rights of CONSULTANT hereunder shall not be assigned in any way. Any attempt to assign, transfer, or otherwise dispose of this Agreement shall be null and void."

    Attachment A shall be amended by adding the following:

"Beginning February 20, 1997, consideration for CONSULTANT shall be the continued vesting of his then-outstanding stock options during the term of the 1996 Agreement, except for the stock options marked CXL in the table attached as Exhibit A, which shall be cancelled as of February 20, 1997."

Further, the stock options remaining to be vested by 12/31/98 as noted in the Consultant Options table shall become immediately vested and exercisable upon the date of a change of control of CORVAS. A change in control of CORVAS shall be deemed to occur on the date of a transfer or sale of an aggregate of fifty-one percent (51%) or greater of the voting control of CORVAS."

David S. Kabakoff, Ph.D./Corvas Consulting Agreement
Amendment 1
February 20, 1997
Page 2

D. Effect on Agreement. Except as expressly amended hereby, all of the terms, conditions and provisions of the 1996 Agreement, including the attachment thereto, and the terms and conditions pertaining to the original grants of the above listed options, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment 1 effective as of the Effective Date.

Agreed to and Accepted:                Agreed to and Accepted:


CORVAS INTERNATIONAL, INC.             "CONSULTANT"


By: /s/ JOHN E. CRAWFORD                    /s/ DAVID S. KABAKOFF, PH.D.
    -------------------------           ---------------------------------
John E. Crawford, Executive            David S. Kabakoff, Ph.D.
Vice President, Chief Financial
Officer and Corporate Secretary

David S. Kabakoff, Ph.D./Corvas Consulting Agreement
Amendment 1
February 20, 1997
Page 3

                                      EXHIBIT A
                                  CONSULTANT OPTIONS



                             #Options        # Currently          Additonal Options
Grant Date                    Granted            vested           # Vested at 12/31/98           CXL Options
-------------------------------------------------------------------------------------------------------------
1/16/95                      60,000              52,500                    7,500
Grants #850, 849

1/16/95                      25,000              20,312                    4,688
Grants #852, 851
                                                                                                   (cont.)
1/16/95                      40,000              21,562                   15,156                  CXL 3,282
Grants #854, 853

1/16/95                      25,000               7,812                   10,938                  CXL 6,250
Grants #856, 855

1/11/96                      50,000              13,287                   25,322                  CXL 11,391
Grants #808, 809

1/3/97                        5,000                 -0-                      -0-                  CXL 5,000
Grant #916
